EXHIBIT 1.1

PHILIP MORRIS INTERNATIONAL INC.

Debt Securities and Warrants to Purchase Debt Securities

UNDERWRITING AGREEMENT

Dated as of April 25, 2008

1. Introductory. Philip Morris International Inc., a Virginia corporation (the “Company”), proposes to issue and sell from time to time certain of its debt securities and warrants to purchase certain of its debt securities in an aggregate principal amount expressed in U.S. dollars or in such foreign currencies or currency units as the Company shall designate at the time of the offering. Such debt securities, warrants and debt securities subject to such warrants, registered under the registration statement referred to in Section 2(a), are hereinafter collectively referred to as “Registered Securities”. Registered Securities involved in any offering referred to below are hereinafter collectively referred to as “Offered Securities”, such debt securities that are Offered Securities are hereinafter referred to as “Purchased Debt Securities”, warrants to purchase debt securities that are Offered Securities are hereinafter referred to as “Debt Warrants”, debt securities issuable upon exercise of warrants that are Offered Securities are hereinafter referred to as “Warrant Debt Securities”, Purchased Debt Securities and Warrant Debt Securities are hereinafter collectively referred to as “Debt Securities” and Purchased Debt Securities and Debt Warrants are hereinafter collectively referred to as “Purchased Securities”. The Debt Securities will be issued under an Indenture, dated as of April 25, 2008 (the “Indenture”), between the Company and HSBC Bank USA, National Association, as Trustee and the Debt Warrants will be issued under a debt warrant agreement (the “Debt Warrant Agreement”), between the Company and a bank or trust company, as Debt Warrant Agent, specified in the applicable Terms Agreement (as defined in Section 3(a) hereof), in one or more series or issues, which may vary as to interest rates, maturities, redemption provisions, conversion provisions, exercise prices, expiration dates, selling prices, currency or currency units and other terms, with in each case all such terms for any particular Registered Securities being determined at the time of sale. Particular Purchased Securities will be sold pursuant to a Terms Agreement for resale in accordance with terms of offering determined at the time of sale.

The firm or firms which agree to purchase the Purchased Securities are hereinafter referred to as the “Underwriters” of such Purchased Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Section 2(a), the second sentence of Section 3 and in Section 6(a), where, in each case, the reference to the terms “the Representatives for each of”, “the names of any Representatives” or “through the Representatives”, as the case may be, if the Terms Agreement does not specify any representatives of the Underwriters, shall be ignored), shall mean the Underwriters.

2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that, except as disclosed in the Pricing Prospectus and the Prospectus (each as hereinafter defined):

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”) and the rules and regulations of the Commission (the “Rules and Regulations”), an “automatic shelf registration statement” as defined under Rule 405 under the Act on Form S-3 (No. 333-            ) not earlier than three years prior to the date of any Terms Agreement referred to in Section 3; such registration statement, and any post-effective amendment thereto, became effective on filing; and based on communications with the Commission, no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Terms Agreement, is hereinafter called the “Basic

Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto, but excluding Form T-1, and including any prospectus supplement relating to the Offered Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 2(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Offered Securities is hereinafter called an “Issuer Free Writing Prospectus”).

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information (as hereinafter defined).

(c) For the purposes of this Agreement the “Applicable Time” shall be the time specified in the applicable Terms Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 4(k) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule B of the applicable Terms Agreement does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information.

(d) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

(e) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents, when they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) any statements or omissions made in reliance upon and in conformity with Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of the relevant Terms Agreement and prior to the execution of such Terms Agreement, except as set forth in Schedule B of such Terms Agreement.

(f) As of the date of effectiveness of the Registration Statement and as of the date of the applicable Terms Agreement, the Registration Statement conformed, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the Rules and Regulations and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions made in reliance upon and in conformity with Underwriter Information.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with power and authority to own and lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be so qualified to do business or be in good standing would not reasonably be expected to individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(h) Each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act (each, a “Significant Subsidiary”) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, limited liability company or limited liability partnership, as the case may be, in good standing (to the extent good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, with power and authority to own and lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; and each Significant Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or limited liability partnership, as the case may be, in good standing (to the extent good standing is applicable in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except where the failure to be so qualified or be in good standing would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect; and all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary has been duly authorized for issuance and validly issued and is fully paid and nonassessable; and the capital stock, limited liability company interests or limited liability partnership interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from claims, liens, encumbrances and defects.

(i) The Indenture and any Debt Warrant Agreement have been duly authorized and the Indenture has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized for issuance; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined in Section 3(a) hereof), the Indenture and any Debt Warrant Agreement will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, and the Registered Securities conform, and, when so issued and delivered and sold, will conform in all material respects to the description thereof contained in the Pricing Prospectus and the Prospectus; the Indenture and any Debt Warrant Agreement and the Registered Securities constitute and when executed, authenticated, issued and delivered in the manner provided in the Indenture or the Debt Warrant Agreement, as applicable, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except (i) such as have been obtained or made, as the case may be, (ii) such as may be required under applicable state securities laws and (iii) such as may be required under applicable foreign securities laws.

(k) The execution, delivery and performance of the Indenture, any Warrant Agreement, the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to (i) any law, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Significant Subsidiary, which breach, violation, default, lien, charge or encumbrance, in the case of clauses (i) and (ii) only, would reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

(l) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

(m) Except as would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects and the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions; and the Company and the Significant Subsidiaries own or lease all such properties as are necessary to the conduct of their operations as presently conducted.

(n) Except as would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect, the Company and its subsidiaries own, possess (through license or otherwise) or can acquire on reasonable terms, trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property necessary to conduct the business now operated by them, or presently employed by them, and neither the Company nor any subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights.

(o) Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (understanding that any claims, laws or regulations relating specifically to exposure to or consumer use of tobacco products are excluded from the scope of this paragraph) or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances, owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate be reasonably expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(p) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except to the extent that the failure to possess such certificates, authorities or permits would not reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(q) There are no pending or to the Company’s knowledge, threatened, actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that are required to be disclosed in the Pricing Prospectus and the Prospectus that are not so disclosed; no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that the Company reasonably expects to have a Material Adverse Effect.

(r) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates shown and their consolidated results of operations and consolidated cash flows for the periods shown and all such financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis (except for changes required by changes in such accounting principles) and comply as to form with the applicable accounting requirements of the Act; any schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein; the summary and selected financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus, if any, present fairly, in all material respects, on the basis stated in the Registration Statement, the Pricing Prospectus and the Prospectus, the information shown therein; and with respect to any pro forma financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus, the assumptions used in preparing such pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related pro forma adjustments give appropriate effect to those assumptions.

(s) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no material adverse change, nor any development or event reasonably likely to have a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and there has been no extraordinary dividend or extraordinary distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(u) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States. The Company is not aware of any material weaknesses in its internal control over financial reporting.

(v) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective as of the date of the latest audited or unaudited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus; and since such date, there has been no change to the Company’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures.

(x) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(y) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(z) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping in all material respects and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries requesting damages or other penalties for violations of the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened which would individually or in the aggregate have a Material Adverse Effect.

(aa) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3. Purchase and Offering of Offered Securities. (a) The obligation of the Underwriters to purchase the Purchased Securities will be evidenced by an agreement or exchange of other written communications substantially in the form of Annex II hereto (the “Terms Agreement”) at the time the Company determines to sell the Purchased Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount of Purchased Debt Securities and the number of Debt Warrants to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Purchased Securities not already specified in the Indenture or the Debt Warrant Agreement, as the case may be, including, but not limited to, interest rate, maturity, any redemption provisions, any conversion provisions, and any sinking fund requirements, the exercise price of the Debt Warrants to be purchased, the principal amount of Warrant Debt Securities issuable upon exercise of one such Debt Warrant, the date after which such Debt Warrants are exercisable, the expiration date thereof and the date, if any, such Debt Warrants are detachable and whether any of the Purchased Debt Securities or Debt Warrants may be sold to institutional investors pursuant to Delayed Delivery Contracts (as hereinafter defined). Unless otherwise specified in the Terms Agreement or unless otherwise agreed to by the Representatives and the Company, payment of the purchase price for, and delivery of, any Offered Securities to be purchased by the Underwriters shall be made at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166, no later than 12:00 noon New York City time, on the third business day following the date of the applicable Terms Agreement (unless the Offered Securities are priced after 4:30 p.m. New York City time, in which case such payment and delivery will be made no later than 12:00 noon New York City time, on the fourth business day following the date of the applicable Terms Agreement), each such time and date for payment and delivery being referred to herein and in the Terms Agreement as the “Closing Date”). For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Purchased Securities will be several and not joint. It is understood that the Underwriters propose to offer the Purchased Securities for sale as set forth in the Pricing Prospectus and the Prospectus. The Purchased Securities delivered to the Underwriters on the Closing Date will be in fully registered form with respect to any Debt Securities, and in fully registered form with respect to Debt Warrants, in each case in such denominations and numbers and registered in such names as the Underwriters may request.

(b) If the Terms Agreement provides for sales of Purchased Debt Securities or Debt Warrants pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Purchased Debt Securities or Debt Warrants pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto (“Delayed Delivery Contracts”) with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Purchased Debt Securities and number of Debt Warrants to be sold pursuant to Delayed Delivery Contracts (“Contract Securities”). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Purchased Debt Securities and number of Debt Warrants, as the case may be, to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Purchased Debt Securities or number of Debt Warrants set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the Purchased Debt Securities and Debt Warrants that are the Contract Securities.

(c) If the Terms Agreement specifies “Book-Entry Only” settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price, the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Pricing Prospectus and the Prospectus. Payment for any Offered Securities in book-entry form shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account previously designated by the Company to the Representatives, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of such Offered Securities.

4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, one signed copy of each registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the Commission’s close of business on the second business day following the execution and delivery of the Terms Agreement or, if applicable, such earlier time as may be required by Rule 424(b).

(b) To pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(c) The Company will advise the Representatives promptly of any proposal to amend or supplement any Registration Statement, any Preliminary Prospectus or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; the Company will not undertake any such proposed amendment or supplement if the Representatives reasonably object in writing thereto; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof or of any order preventing or suspending the use of any Preliminary Prospectus or other Prospectus in respect of the Offered Securities, and will use its reasonable best efforts to prevent the issuance of any such stop order or any order preventing or suspending the use of any Preliminary Prospectus or other Prospectus and to obtain as soon as possible its lifting, if issued.

(d) If, at any time when a prospectus relating to the Offered Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(e) As soon as practicable, but not later than 16 months after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement which will satisfy the provisions of Section 11(a) of the Act and the Rules and Regulations thereunder (including Rule 158 under the Act).

(f) The Company will furnish to the Representatives copies of each Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement and all amendments and supplements to such documents, in each case as soon as reasonably practicable after such documents are available, and copies of the Prospectus and all amendments and supplements to the Prospectus not later than 10:00 a.m., New York City time, on the day following the date thereof, or as soon thereafter as reasonably practicable and, in each case in such quantities as the Representatives reasonably request. Unless otherwise specified in the Terms Agreement, the Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) The Company will use its reasonable best efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions within the United States as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not now qualified or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.

(h) During the period of three years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives as soon as available, should they be unavailable on the Commission’s EDGAR database, a copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K and definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders. Such documentation and information may be furnished or made available electronically.

(i) Unless otherwise specified in the Terms Agreement, the Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement) and will reimburse the Underwriters for any filing fees or other reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Offered Securities for sale and any determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may reasonably designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, any applicable filing fee incident to, and the fees and disbursements of counsel for the Underwriters in connection with, the review by the Financial Industry Regulatory Authority of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Offered Securities and for expenses incurred in distributing the Prospectus, any Preliminary Prospectuses, any supplements to any Preliminary Prospectus to Underwriters and any Issuer Free Writing Prospectus. It is understood, however, that except as provided in this Section 4(i) and Sections 6 and 8 hereof, the Underwriters will pay all of their own expenses, including the fees of their counsel, any transfer taxes on the resale of any of the Purchased Securities by them and the expenses of any “tombstone” or similar advertising made by the Underwriters in connection with the offering of the Purchased Securities.

(j) Unless otherwise specified in the Terms Agreement, for a period beginning at the time of execution of the Terms Agreement and ending on the Closing Date, if any Debt Securities are being issued, without the prior consent of the Representatives, the Company will not offer or contract to sell or, except pursuant to a commitment entered into prior to the date of the Terms Agreement, sell or otherwise dispose of any debt securities denominated in the currency or currency unit in which the applicable Debt Securities are denominated and issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

(k) The Company has prepared or will prepare a final term sheet, containing solely a description of the Offered Securities, in form and substance approved by the Representatives and will file (if required) such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; the Company will file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act.

(l) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to this Section 4, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; (ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Offered Securities containing the information contemplated by the final term sheet and related customary information, in form and substance approved by the Company, it has not made and will not make any offer relating to the Offered Securities that would not constitute a “free writing prospectus” as defined in Rule

405 under the Act; and (iii) any such “free writing prospectus” and any electronic road show, the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to this Section 4), is listed on Schedule B of the applicable Terms Agreement.

(m) The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(n) The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with Underwriter Information.

(o) The Company agrees that if at any time prior to the filing of the Prospectus, the Pricing Disclosure Package includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives; provided, however, that this condition shall not apply with respect to any statements or omissions in the Pricing Disclosure Package made in reliance upon and in conformity with Underwriter Information.

(p) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement related to the Offered Securities, in a form reasonably satisfactory to the Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Purchased Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of the applicable Terms Agreement and the Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) On or prior to the date of the Terms Agreement, the Representatives, and counsel for the Underwriters, shall have received a letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives, dated as of the date of the Applicable Time, the Company’s independent accountants, confirming that as of the date of their report and during the period covered by such financial statements on which they reported, they were an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and stating, as of the date of such letter (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Preliminary Prospectus and the Prospectus, as of a date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package and stating in effect that:

(i) in their opinion, the financial statements and schedules of the Company audited by them and included in the Registration Statement and the Pricing Prospectus and, in the case of the letter to be provided pursuant to subsection (h) below, the Prospectus, comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of performing the procedures specified by the PCAOB for a review of interim financial information as described in Statement on Auditing Standards No. 100, Interim Financial Information (“SAS No. 100”) on any unaudited interim condensed consolidated financial statements of the Company included in the Registration Statement and the Pricing Prospectus and, in the case of the letter to be provided pursuant to subsection (h) below, the Prospectus, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (A) the unaudited interim condensed consolidated financial statements, if any, of the Company included in the Registration Statement and the Pricing Prospectus and, in the case of the letter to be provided pursuant to subsection (h) below, the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Quarterly Reports on Form 10-Q and the related rules and regulations adopted by the Commission, (B) any material modifications to be made for them to be in conformity with accounting principles generally accepted in the United States, (C) at the date of the latest available consolidated balance sheet of the Company read by such accountants, and at a subsequent specified date not more than three business days prior to the date of such letter, there was any decrease in the outstanding common stock, or consolidated earnings reinvested in the business of the Company other than any decrease resulting from the declaration of regular quarterly cash dividends, or any issuance or assumption of long-term debt by the Company (exclusive of any short-term borrowings reclassified as long-term based upon the Company’s ability and intention to refinance these short-term borrowings on a long-term basis), and, at the date of the latest available consolidated balance sheet of the Company read by such accountants, there was any decrease in consolidated net current assets or net assets, all as compared with amounts shown on or included in the latest balance sheet of the Company included in the Registration Statement and the Pricing Prospectus and, in the case of the letter to be provided pursuant to subsection (h) below, the Prospectus, or (D) for the period from the date of the latest consolidated statement of earnings of the Company included in the Registration Statement and the Pricing Prospectus and, in the case of the letter to be provided pursuant to subsection (h) below, the Prospectus, to the date of the latest available consolidated statement of earnings of the Company read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated operating revenues, operating income, net earnings or earnings per share of the Company and consolidated subsidiaries;

except in all cases set forth in clauses (B) and (C) above for issuances or assumptions or decreases which the Registration Statement and the Pricing Prospectus and, in the case of the letter to be provided pursuant to subsection (h) below, the Prospectus, disclose have occurred or may occur or which are described in such letter;

(iii) on the basis of a reading of any unaudited pro forma condensed combined financial statements of the Company included in the Registration Statement and the Pricing Prospectus and, in the case of the letter to be provided pursuant to subsection (h) below, the Prospectus, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited pro forma condensed combined financial statements included in the Registration Statement and the Pricing Prospectus and, in the case of the letter to be provided pursuant to subsection (h) below, the Prospectus, do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments, if any, have not been properly applied to the historical amounts in the compilation of those statements; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in such prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are obtained from accounting records that are subject to the internal control structure, policies and procedures of the Company’s accounting system or are derived directly from such accounting records by analysis or computation) with the results obtained from procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

(v) with respect to the unaudited capsule information of the Company, if any, included in the Registration Statement and the Pricing Prospectus and, in the case of the letter to be provided pursuant to subsection (h) below, the Prospectus:

(A) on the basis of performing the procedures specified by the PCAOB for a review of interim financial information as described in SAS No. 100 on the unaudited interim condensed consolidated financial statements of the Company from which such unaudited capsule information was derived, reading such unaudited capsule information, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(1) the amounts contained in the unaudited capsule information included in the Registration Statement and the Pricing Prospectus and, in the case of the letter to be provided pursuant to subsection (h) below, the Prospectus, do not agree with the amounts set forth in the unaudited interim condensed consolidated financial statements of the Company from which such amounts were derived; and

(2) the amounts contained in the unaudited capsule information included in the Registration Statement and the Pricing Prospectus and, in the case of the letter to be provided pursuant to subsection (h) below, the Prospectus, were not determined on a basis substantially consistent with that of the corresponding financial information in the latest audited financial statements of the Company included in the Registration Statement and the Pricing Prospectus and, in the case of the letter to be provided pursuant to subsection (h) below, the Prospectus; or

(B) if the procedures specified by the PCAOB for a review of interim financial information as described in SAS No. 100 have not been performed on the unaudited interim condensed consolidated financial statements of the Company from which such unaudited capsule information was derived, they have:

(1) read the unaudited capsule information and agreed the amounts contained therein with the Company’s accounting records from which it was derived; and

(2) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited capsule information was determined on a basis substantially consistent with that of the corresponding financial information in the latest audited financial statements of the Company included in the Registration Statement and the Pricing Prospectus and, in the case of the letter to be provided pursuant to subsection (h) below, the Prospectus.

All financial statements and schedules included in material incorporated by reference into the Registration Statement, the Pricing Prospectus and the Prospectus shall be deemed included in the Registration Statement, the Pricing Prospectus and the Prospectus for purposes of this subsection.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. The final term sheet contemplated by Section 4(k) hereof,

and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission and no stop order suspending or preventing the use of any Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission.

(c) On or after the Applicable Time, there shall not have occurred (i) any change, or any development or event reasonably likely to have a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, which, in the reasonable judgment of the Representatives, is material and adverse as to make it impracticable or inadvisable to proceed with the public offering or delivery of the Offered Securities on the terms and in the manner contemplated in the Pricing Prospectus; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any material disruption in commercial banking or securities settlement or clearance services, or any setting of minimum prices for trading any securities of the Company on the New York Stock Exchange, or any suspension of trading of any securities of the Company on the New York Stock Exchange; (iv) any banking moratorium declared by Federal or New York authorities, or the authorities of any country in whose currency any Purchased Debt Securities or Debt Warrants are denominated under the applicable Terms Agreement; (v) any outbreak or escalation of hostilities in which the United States or any country in whose currency any Purchased Debt Securities or Debt Warrants are denominated under the applicable Terms Agreement is involved, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus; or (vi) any change or prospective change in, or governmental action affecting, exchange controls applicable to the currency in which any Purchased Debt Securities are denominated, which change or action makes it impracticable or inadvisable in the reasonable judgment of the Representatives to proceed with the public offering or delivery of the Offered Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus.

(d) The Representatives shall have received an opinion, dated the Closing Date, of Hunton & Williams LLP, as counsel for the Company, to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own and lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus;

(ii) the Indenture and any Debt Warrant Agreement have been duly authorized, executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement); the Purchased Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture, any Debt Warrant Agreement and the Offered Securities other than any Warrant Debt Securities and any Contract Securities constitute, and any Warrant Debt Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to any Debt Warrant Agreement, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, to general equity principles and any implied covenant of good faith and fair dealing; and the Offered Securities other than any Warrant Debt Securities and any Contract Securities conform, and any Warrant Debt Securities and any Contract Securities, when so issued and delivered and sold, will conform, to the description thereof contained in the Pricing Prospectus and the Prospectus;

(iii) except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws, no consent, approval, authorization or order of, or registration or filing with, (A) any federal, New York or Virginia governmental agency or federal regulatory body of the United States of America or any state governmental agency or state regulatory body of the State of New York or the Commonwealth of Virginia is required under Applicable Laws, or (B) to such counsel’s knowledge, any court of the United States of America, the State of New York or the Commonwealth of Virginia is required under Applicable Laws, in each case under clause (A) or clause (B) for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance or sale of the Offered Securities by the Company. As used in such opinion, the term “Applicable Laws” means the laws of the State of and New York, the laws of the Commonwealth of Virginia and the federal laws of the United States of America which, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Terms Agreement (including the provisions of this Agreement);

(iv) none of the execution and delivery by the Company of the Terms Agreement (including the provisions of this Agreement), the performance by the Company of its obligations under the Terms Agreement (including the provisions of this Agreement), any Debt Warrant Agreement, any Delayed Delivery Contracts or the Indenture, or the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, will (A) violate any provision of the charter or by-laws of the Company, (B) conflict with, result in a breach or violation of or imposition of any security interest, lien or encumbrance upon any material property or material assets of the Company pursuant to the terms of any agreement or instrument binding upon the Company (which agreements and instruments, listed on an annex to such opinion, an officer of the Company has certified to such counsel constitutes a list of all agreements or instruments material to the Company and its subsidiaries on a consolidated basis), or (C) violate any Applicable Law or any judgment, order or decree known to such counsel and which is applicable to the Company of any court, governmental agency or regulatory body having jurisdiction over the Company;

(v) the Registration Statement has become effective under the Act; the Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Act; to such counsel’s knowledge, (A) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for such purpose has been instituted or is threatened by the Commission, and (B) no stop order suspending or preventing the use of any prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for such purpose has been instituted or is threatened by the Commission;

(vi) the Registration Statement (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need not express an opinion), at the time the Registration Statement became effective, the Pricing Prospectus (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need not express an opinion), at the Applicable Time, and the Prospectus (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need not express an opinion), as of its date and as of the Closing Date, complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder;

(vii) each document incorporated by reference in the Pricing Prospectus and the Prospectus (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need not express an opinion), at the time such document was filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder;

(viii) nothing has come to the attention of such counsel that would lead it to believe that (A) the Registration Statement, when it became effective, or any amendment thereto, when such part or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Prospectus, as of its date or as of such Closing Date, included an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of U.S. statutes, legal and governmental proceedings and contracts and other documents to which the Company or any Significant Subsidiary is a party (insofar as such statements purport to summarize certain provisions of such contracts and other documents) fairly summarize such matters in all material respects and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Pricing Disclosure Package and the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and

(ix) the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

In rendering such opinion, Hunton & Williams LLP may state that (1) in clause (iii) with respect to the validity and enforceability of the Indenture, any Debt Warrant Agreement and the Offered Securities, and in clause (iv) and in clause (v) with respect to any statute, rule, regulation or order of any governmental agency, body or court and the power and authority of the Company to authorize, issue and sell the Offered Securities, such counsel has assumed that under the laws of any country in whose currency (or whose currency is a component currency of a currency unit in which) any Offered Securities are denominated or payable, if other than in U.S. dollars, or of any other governmental authority having jurisdiction over any such currency unit, that no consent, approval, authorization, or order of, or filing with any governmental agency, body or court is required for the consummation of the transactions contemplated hereunder in connection with the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in any breach or violation of any of the terms and provisions in any statute, rule, regulation or order of any governmental agency or body or any court, and (2) in clause (v) with respect to the enforceability of the Indenture, no opinion is expressed with respect to Section 515 thereof. Such counsel may note that (a) a New York statute provides that with respect to a foreign currency obligation a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (b) with respect to a foreign currency obligation a United States Federal court in New York may award judgment in United States dollars, provided that such counsel expresses no opinion as to the rate of exchange such court would apply.

Such counsel may rely as to certain matters of fact, to the extent they deem proper and so long as acceptable in the reasonable opinion of the Representatives, on certificates of responsible officers of the Company and public officials. For the purposes of the opinion to be provided in Section 5(d)(viii)(C), as to descriptions of United States federal income tax laws contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such counsel may rely, to the extent they deem proper and so long as acceptable in the reasonable opinion of the Representatives, on legal opinions and advice of outside counsel.

(e) The Representatives shall have received an opinion or opinions, dated the Closing Date, of the General Counsel of the Company or counsel to the Company that is reasonably satisfactory to the Representatives, to the effect that:

(i) the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of those jurisdictions set forth on an annex to such opinion;

(ii) each Significant Subsidiary of the Company that is listed as an annex to such opinion (the “Listed Significant Subsidiaries”) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, limited liability company or limited liability partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent good standing is applicable in such jurisdiction), with power and authority to own and lease its respective properties and conduct its respective businesses as described in the Pricing Prospectus and the Prospectus; except as otherwise identified in the Pricing Prospectus and the Prospectus, all outstanding shares of capital stock, limited liability company interests or limited liability partnership interests of each Listed Significant Subsidiary are owned by the Company, directly or through subsidiaries, to the knowledge of such counsel, free and clear of any lien, pledge and encumbrance or claim of any third party;

(iii) none of the execution and delivery by the Company of the Terms Agreement (including the provisions of this Agreement), the performance by the Company of its obligations under the Terms Agreement (including the provisions of this Agreement), any Debt Warrant Agreement, any Delayed Delivery Contracts or the Indenture, or the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, will (A) violate any provision of the charter or by-laws of any Listed Significant Subsidiary, (B) conflict with, result in a breach or violation of or imposition of any security interest, lien or encumbrance upon any material property or material assets of any Listed Significant Subsidiary pursuant to the terms of any agreement or instrument binding upon any Listed Significant Subsidiary (which agreements and instruments are listed on an annex to such opinion, in the case of an opinion delivered by counsel to the Company, an officer of the Company or an officer of the applicable Listed Significant Subsidiary has certified to such counsel constitutes a list of all agreements or instruments material to the Listed Significant Subsidiaries), or (C) violate any applicable law or any judgment, order or decree known to such counsel and which is applicable to any Listed Significant Subsidiary of any court, governmental agency or regulatory body having jurisdiction over any Listed Significant Subsidiary, which breach, violation, default, lien, charge or encumbrance, in the case of clauses (B) and (C) only, would reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement); and

(iv) the descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents to which the Company or any subsidiary is a party (insofar as such statements purport to summarize certain provisions of such contracts and other documents) fairly summarize such matters in all material respects and fairly present the information required to be shown.

(f) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Simpson Thacher & Bartlett LLP may rely as to the incorporation of the Company and all other matters governed by Virginia law upon the opinion of counsel for the Company referred to above.

(g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to their knowledge, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and no stop order suspending or preventing the use of any prospectus or any Issuer Free Writing Prospectus shall have been instituted or is contemplated and that, subsequent to the date of the most recent financial statements included or incorporated by reference into the Pricing Prospectus and the Prospectus, there has been no material adverse change, nor any development or event reasonably likely to have a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Pricing Prospectus and the Prospectus or as described in such certificate.

(h) The Representatives shall have received a letter in form and substance satisfactory to the Representatives, dated the Closing Date, of PricewaterhouseCoopers LLP, the Company’s independent accountants, which confirms the conclusions and findings set forth in the letter or letters of such firm delivered pursuant to the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for purposes of this subsection.

(i) The Representatives shall have received, so long as financial statements audited by any independent accountants for or with respect to any entity acquired by the Company are included in the Registration Statement and the Pricing Prospectus, and, in the case of the letter to be provided pursuant to subsection (j) below, the Prospectus, a letter, dated as of the date of the Applicable Time, of an independent accounting firm confirming that as of a specified date immediately prior to such acquisition and during the period covered by the financial statements on which they reported, they were an independent registered public accounting firm with respect to such entity within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB and stating in effect that:

(A) in their opinion, the consolidated financial statements audited by them and included in the Registration Statement and the Pricing Prospectus, and, in the case of the letter to be provided pursuant to subsection (j) below, the Prospectus, comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission, with respect to Registration Statements on Form S-3; and

(B) on the basis of performing the procedures specified by the PCAOB for a review of interim financial information as described in SAS No. 100, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited financial statements of such entity at any date and for any period ending on or prior to the date of the latest unaudited balance sheet of such entity included in the Registration Statement and the Pricing Prospectus, and, in the case of the letter to be provided pursuant to subsection (j) below, the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission or any material modifications should be made for them to be in conformity with accounting principles generally accepted in the United States.

All financial statements and schedules included in material incorporated by reference into the Registration Statement, the Pricing Prospectus and the Prospectus shall be deemed included in the Registration Statement, the Pricing Prospectus and the Prospectus for purposes of this subsection.

(j) The Representatives shall have received, so long as financial statements audited by any independent accountants for or with respect to any entity acquired by the Company are included in the Pricing Prospectus and the Prospectus, a letter in form and substance satisfactory to the Representatives, dated the Closing Date, of the accountants for such entity, which confirms the conclusion and findings set forth in the letter or letters of such firm or firms delivered pursuant to the requirements of subsection (i) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for purposes of this subsection.

(k) The Representatives shall have received from counsel, reasonably satisfactory to the Representatives, such opinion or opinions dated the Closing Date, with respect to compliance with the laws of any country, other than the United States, in whose currency Purchased Debt Securities or Debt Warrants are denominated, the validity of the Offered Securities, the Pricing Prospectus, the Prospectus and

other related matters as they may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(l) If applicable to the offering of any Offered Securities, the Representatives shall have received an opinion from Sutherland, Asbill & Brennan, LLP, special tax counsel for the Company, or other tax counsel for the Company, dated the Closing Date, confirming their opinion as to United States tax matters set forth in the Pricing Prospectus and the Prospectus.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in or pursuant to the Terms Agreement (the “Underwriter Information”).

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with Underwriter Information, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel and local counsel at any time for any indemnified party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment in accordance with the provisions of this Section 6.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Purchased Securities under the Terms Agreement and the aggregate amount of the Purchased Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate amount of the Purchased Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Purchased Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this

Agreement), to purchase the Purchased Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate amount of the Purchased Securities with respect to which such default or defaults occur exceeds 10% of the aggregate amount of the Purchased Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Purchased Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. As used in this Section only, the “aggregate amount” of Purchased Securities shall mean the aggregate principal amount of any Purchased Debt Securities plus the public offering price of any Debt Warrants included in the relevant offering of Purchased Securities. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the amount of Purchased Debt Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Purchased Securities. If the obligations of the Underwriters with respect to any offering of Offered Securities are terminated pursuant to Section 7 or if for any reason the purchase of the Purchased Securities by the Underwriters under a Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If for any reason the purchase of the Purchased Securities by the Underwriters is not consummated other than because of the termination of the Terms Agreement pursuant to Section 7 or a failure to satisfy the conditions set forth in Section 5(c), the Company shall reimburse the Underwriters, severally, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

9. Absence of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Offered Securities pursuant to this Agreement and the Terms Agreement is an arm’s length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, telecopied or transmitted by any other standard form of telecommunications or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered, telecopied or transmitted by any other standard form of telecommunications and confirmed to it at 120 Park Avenue, New York, New York 10017, Attention: Corporate Secretary.

11. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

12. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

13. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

ANNEX I

(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M.,

New York time, on                   20      *)

DELAYED DELIVERY CONTRACT

[Insert date of initial public offering]

PHILIP MORRIS INTERNATIONAL INC.

c/o [Insert name and address of lead Underwriter]

Attention:

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from Philip Morris International Inc., a Virginia corporation (“Company”), and the Company agrees to sell to the undersigned, [If one delayed closing, insert—as of the date hereof, for delivery on                     , 20    (“Delivery Date”),]

$

principal amount of the Company’s [Insert title of debt securities] (“Debt Securities”) and

__________

of the Company’s [Insert title of warrants] (“Debt Warrants”) (collectively, the “Securities”), offered by the Company’s Prospectus dated                     , 20       and a Prospectus Supplement dated                     , 20       relating thereto, receipt of copies of which is hereby acknowledged, at % of the principal amount of the Debt Securities plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract (“Contract”).

[If two or more delayed closings, insert the following:

The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Debt Securities and Debt Warrants in the principal amounts and number, respectively, set forth below:

Delivery Date	Principal Amount of Debt Securities	Number of Debt Warrants

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

Payment for the Securities that the undersigned has agreed to purchase for delivery on [the] [each] Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day) funds at the office of                                  at                      .M. on [the] [such] Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned [for delivery on

*	Insert date which is third full business day prior to Closing Date under the Terms Agreement.

such Delivery Date] in definitive fully registered form and in such denominations or numbers and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to [the] [such] Delivery Date.

It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on [the] [each] Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at [the] [such] Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Debt Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the acceptance of any such Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

This Contract shall be governed by, and construed in accordance with, the laws of the State of New York.

Yours very truly,

(Name of Purchaser)

By

(Title of Signatory)

(Address of Purchaser)

Accepted, as of the above date.

PHILIP MORRIS INTERNATIONAL INC.

By
(Insert Title)

ANNEX II

PHILIP MORRIS INTERNATIONAL INC.

(“Company”)

Debt Securities and Warrants to Purchase Debt Securities

TERMS AGREEMENT

, 20

PHILIP MORRIS INTERNATIONAL INC.

120 Park Avenue

New York, New York 10017

Attention:	[insert name]
[inert title]

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of April 25, 2008 in connection with Philip Morris International Inc.’s registration statement on Form S-3 (No. 333-            ) (the “Underwriting Agreement”), the following securities (“Securities”) on the following terms:

Debt Securities

Title:

Principal Amount: $

Interest Rate:            % from                     , 20    , payable:

Maturity:

Currency of Denomination:

Currency of Payment:

Form and Denomination:

Conversion Provisions:

Optional Redemption:

Option to Elect Repayment:

Sinking Fund:

Listing:

Delayed Delivery Contracts: [authorized] [not authorized]

[Delivery Date:

Minimum Contract:

Maximum aggregate principal amount:

Fee:                    %]

Payment of Additional Amounts:

Purchase Price:                    %, plus accrued interest, or amortized original issue discount if any, from 20 .

Expected Reoffering Price:

Names and Addresses of Representatives of the Several Underwriters:

The respective principal amounts of the Debt Securities and number of Debt Warrants to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1. For purposes of Section 6 of the Underwriting Agreement, the only information furnished to Philip Morris International Inc. (the “Company”) by the Underwriters for use in the prospectus supplement consists of the following information: [the concession and reallowance figures appearing in the      paragraph under the caption “Underwriting” in the prospectus supplement, the information contained in the      and      paragraphs under the caption “Underwriting” in the prospectus supplement and, assuming that the Securities are rated investment grade by the applicable rating agencies, the      sentence of the      paragraph under the caption “Underwriting” in the prospectus supplement.

2. The following selling restrictions apply to the offer and sale of the Securities:

The Closing will take place at              A.M., New York City time, on             , 20    , at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166.

The Securities will be made available for checking and packaging at the offices of                      at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

[Insert name of Underwriter or Representative(s)]

By:
Name:
Title:

[Insert additional signature blocks, as applicable]

[Acting as Representative[s] of the several Underwriters]

Accepted:

PHILIP MORRIS INTERNATIONAL INC.

By:
Name:
Title:

Debt Warrants

Number of Debt Warrants to be issued:

Debt Warrant Agreement:

Form of Debt Warrants: Registered

Issuable jointly with Debt Securities: [Yes] [No]

[Number of Debt Warrants issued with each $             principal amount of Debt Securities:]

[Detachable Date:]

Date from which Debt Warrants are exercisable:

Date on which Debt Warrants expire:

Exercise price of Debt Warrants:

Expected Reoffering price: $

Purchase price: $

Title of Warrant Debt Securities:

Principal amount of Warrant Debt Securities purchaseable upon exercise of one Debt Warrant:

Interest Rate:                    % from             , 20    , payable:

Maturity:

Currency of Denomination:

Currency of Payment:

Form and Denomination:

Overseas Paying Agents:

Optional Redemption:

Sinking Fund:

SCHEDULE A

DEBT SECURITIES

Underwriter	Principal Amount of [ ]% Notes due [ ]	Principal Amount of [ ]% Notes due [ ]

[Insert names of Underwriter(s)]	$	$

Total	$	$

DEBT WARRANTS

Underwriter	Number of Debt Warrants

[Insert names of Underwriter(s)]

Total

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: [None]

(b)	Additional Documents Incorporated by Reference: [None]

(c)	Final Term Sheet, attached as Schedule C hereto

(d)	Electronic roadshow

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-[            ]

, 20

FINAL TERM SHEET

Dated             , 20

% Notes due

Issuer:	Philip Morris International Inc.

Offering Format:	SEC Registered

Security:	% Notes due

Aggregate Principal Amount:	$

Maturity Date:

Coupon:	%

Interest Payment Dates:

Price to Public:	% of principal amount

Benchmark Treasury:

Benchmark Treasury Yield:	%

Spread to Benchmark Treasury:	+ bp

Yield:	%

Make-Whole Call:

Expected Settlement Date:

CUSIP:

Anticipated Ratings:	[by Moody’s Investors Service, Inc.] [by Standard & Poor’s Ratings Services]

Joint Book-Running Managers:

Co-Managers:

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free             .